Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CANADIAN IMPERIAL BANK OF COMMERCE /CAN/

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Debt	6.950% Fixed Rate Reset Limited Recourse Capital Notes Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)	(1)	457(o)		$	$500,000,000.00		$76,550.00
Fees Previously Paid	Equity	Non-Cumulative 5 Year Fixed Rate Reset Class A Preferred Shares Series 59 (Non-Viability Contingent Capital (NVCC))	(2)	Other			0.00		0.00
Fees Previously Paid	Equity	Common Shares	(3)	Other		$	$0.00		$0.00

Total Offering Amounts:							$500,000,000.00		76,550.00
Total Fees Previously Paid:									76,550.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-282307) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant's securities, which became effective on October 2, 2024 (the "Registration Statement"). The Registrant carried over US$11,750,000,000 of unsold securities (and the associated US$1,542,800 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-273505). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$1,217,700. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended (the “Securities Act”). Prior to the offering to which this prospectus supplement relates, no securities have been issued under the Registration Statement. The prospectus supplement to which this Exhibit is attached is registering $500,000,000 aggregate principal amount of 6.950% Fixed Rate Reset Limited Recourse Capital Notes Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the "Notes") at a maximum aggregate offering price per unit of 100.000%.
(2)	In connection with the issuance of the Notes, the Registrant is issuing 500,000 Non-Cumulative 5 Year Fixed Rate Reset Class A Preferred Shares Series 59 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”) to Computershare Trust Company of Canada, as trustee of CIBC LRCN Limited Recourse Trust, which will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Registrant and, in particular, to satisfy the recourse of holders of the Notes. The maximum aggregate offering price of the offering of the Notes and Preferred Shares issued in connection therewith is $500,000,000. No separate consideration will be received by the Registrant from investors in connection with the Preferred Shares.
(3)	Includes an indeterminate number of common shares (the “Common Shares”) issuable upon a Trigger Event, as defined in the Registration Statement. Upon a Trigger Event, each Preferred Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of fully-paid and non-assessable Common Shares based on the Conversion Price, as defined in the Registration Statement. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Common Shares issuable upon conversion of the Preferred Shares because no additional consideration will be received in connection with the conversion of the Preferred Shares.